FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS RECORD FIRST QUARTER REVENUE, ADJUSTED NET INCOME AND ADJUSTED MARGINS

•	Fiscal first quarter net sales increased to a first quarter record of $952 million.

•
Fiscal first quarter adjusted net income increased 30% to a first quarter record of $188 million, with reported GAAP net income of $96 million. Adjusted and GAAP diluted earnings per share were $1.40 and $0.72, respectively.

•	Record fiscal first quarter adjusted gross margin of 44.4% (GAAP gross margin of 33.8%) and record fiscal first quarter adjusted operating margin of 26.0% (GAAP operating margin of 14.4%).

•	Record first quarter operating cash flow of $195 million.

•
Management continues to expect full-year fiscal 2015 adjusted earnings range of $7.20 to $7.50 per diluted share, an increase of 13% to 17% over fiscal 2014 adjusted earnings per share, and reported earnings of between $4.58 and $4.88 per diluted share.

DUBLIN, Ireland - November 6, 2014 - Perrigo Company plc (NYSE: PRGO; TASE) today announced results for its first quarter ended September 27, 2014.

Perrigo’s Chairman, President and CEO Joseph C. Papa commented, “The team's financial performance for the quarter was generally in-line with our expectations, highlighted by record first quarter net sales, adjusted net income and adjusted margins. First quarter performance reflects expected lower year-over-year seasonal sales volume and contract sales in our Consumer Healthcare segment, planned Rx pricing programs implemented in the quarter and disappointing sales in the VMS Nutritional category, partially offset by 11% growth in the infant formula category. Our team remains focused on launching over 100 new products in fiscal year 2015, the majority of which will launch in the second half of the year, illustrating our continued commitment to make quality healthcare more affordable for consumers around the globe."

Refer to Tables I, II, and III at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are summarized in the attached Consolidated Statements of Operations, Balance Sheets and Cash Flows.

Perrigo Company plc
(in millions, except per share amounts)
(see the attached Table I for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2015	Fiscal 2014
	First Quarter Ended	First Quarter Ended	YoY
	9/27/2014	9/28/2013	% Change
Net Sales	$951.5	$933.4	2%
Reported Net Income	$96.3	$111.4	-14%
Adjusted Net Income	$187.5	$143.9	30%
Reported Diluted EPS	$0.72	$1.18	-39%
Adjusted Diluted EPS	$1.40	$1.52	-8%
Diluted Shares	134.4	94.7	42%

First Quarter Results

Net sales in the quarter were $952 million, an increase of 2% over the first quarter of fiscal 2014, primarily attributable to $92 million in sales from the acquisition of Elan Corporation plc ("Elan") and new product sales of $24 million. This increase was offset partially by lower sales volumes on certain existing products in the Consumer Healthcare and API segments, as well as net charges taken to meet contractual obligations associated with pricing programs in the Rx segment.

Excluding charges as outlined in Table I at the end of this release, first quarter fiscal 2015 adjusted net income increased 30% to $188 million or $1.40 per diluted share. Reported net income was $96 million, or $0.72 per diluted share. The difference between the reported net income and adjusted net income was attributable primarily to amortization expense and other items not related to the ongoing operations of the Company's business.

Consumer Healthcare

Consumer Healthcare Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2015	Fiscal 2014
	First Quarter Ended	First Quarter Ended	YoY
	9/27/2014	9/28/2013	% Change

Net Sales	$493.3	$538.5	-8%
Reported Gross Profit	$152.8	$176.9	-14%
Adjusted Gross Profit	$159.9	$180.3	-11%
Reported Operating Income	$65.3	$89.9	-27%
Adjusted Operating Income	$76.4	$96.0	-20%

Reported Gross Margin	31.0%	32.9%	-190 bps
Adjusted Gross Margin	32.4%	33.5%	-110 bps
Reported Operating Margin	13.2%	16.7%	-350 bps
Adjusted Operating Margin	15.5%	17.8%	-230 bps

Consumer Healthcare segment net sales were $493 million, reflecting an increase in sales of existing products of $20 million (primarily in the smoking cessation category), $7 million in new product sales and $6 million attributable to the acquisition of OTC products from Aspen. These combined increases were more than offset by a decline of $78 million in sales of existing products (primarily in the cough/cold, contract manufacturing and analgesics categories) due primarily to relatively higher seasonal purchases from retailers during last year's cough/cold and flu season, lower contract manufacturing sales and the absence of sales from guaifenesin 600mg ER this quarter versus last year.

Adjusted gross margin contracted 110 bps due to lower sales of higher margin products versus last year. Adjusted operating margin included increased R&D investments as more products move from prescription to over-the-counter status.

Nutritionals

Nutritionals Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2015	Fiscal 2014
	First Quarter Ended	First Quarter Ended	YoY
	9/27/2014	9/28/2013	% Change

Net Sales	$125.3	$129.0	-3%
Reported Gross Profit	$33.4	$30.8	+8%
Adjusted Gross Profit	$36.5	$33.9	+8%
Reported Operating Income	$8.6	$7.7	+12%
Adjusted Operating Income	$15.9	$15.1	+5%

Reported Gross Margin	26.7%	23.9%	+280 bps
Adjusted Gross Margin	29.2%	26.3%	+290 bps
Reported Operating Margin	6.8%	6.0%	+80 bps
Adjusted Operating Margin	12.6%	11.7%	+90 bps

The Nutritionals segment reported first quarter net sales of $125 million as new product sales of $7 million were more than offset by $6 million in lower year-over-year sales primarily in the VMS and infant/toddler food categories and $5 million in discontinued products.

First quarter gross margin expanded due to a greater proportion of sales from the higher margin infant formula category versus last year and improved efficiencies at the manufacturing facilities. Operating margin included increased selling investments.

Rx Pharmaceuticals

Rx Pharmaceuticals Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2015	Fiscal 2014
	First Quarter Ended	First Quarter Ended	YoY
	9/27/2014	9/28/2013	% Change

Net Sales	$194.5	$203.6	-4%
Reported Gross Profit	$96.4	$112.5	-14%
Adjusted Gross Profit	$113.3	$128.5	-12%
Reported Operating Income	$64.7	$83.1	-22%
Adjusted Operating Income	$81.8	$103.1	-21%

Reported Gross Margin	49.6%	55.2%	-560 bps
Adjusted Gross Margin	58.3%	63.1%	-480 bps
Reported Operating Margin	33.3%	40.8%	-750 bps
Adjusted Operating Margin	42.1%	50.6%	-850 bps

The Rx Pharmaceuticals segment reported first quarter net sales of $195 million as new product sales of $8 million and $4 million of net sales from acquisitions were offset by $11 million in discontinued products. Net charges taken to meet contractual obligations associated with pricing programs also impacted net sales during the quarter. The expected benefits of these programs are anticipated to commence in the second fiscal quarter.

Gross margin was impacted by the net charges discussed above while operating margin was impacted by higher clinical costs and continued investments to grow the specialty pharmaceuticals sales force.

API

API Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)
(YoY % Change may not calculate due to rounding)

	Fiscal 2015	Fiscal 2014
	First Quarter Ended	First Quarter Ended	YoY
	9/27/2014	9/28/2013	% Change

Net Sales	$24.8	$43.2	-43%
Reported Gross Profit	$13.0	$29.8	-56%
Adjusted Gross Profit	$13.5	$30.3	-55%
Reported Operating Income	$7.1	$22.4	-69%
Adjusted Operating Income	$7.6	$22.9	-67%

Reported Gross Margin	52.3%	69.1%	-1,680 bps
Adjusted Gross Margin	54.4%	70.3%	-1,590 bps
Reported Operating Margin	28.3%	52.0%	-2,370 bps
Adjusted Operating Margin	30.5%	53.1%	-2,260 bps

The API segment’s first quarter net sales were $25 million due primarily to a decrease in sales of existing products of $18 million as a result of increased competition on certain products.

Margins were impacted primarily by the loss of U.S. exclusivity on the generic version of temozolomide and lower absorption rates versus this time last year.

Specialty Sciences

Specialty Sciences Segment
(in millions)
(see the attached Table II for reconciliation to GAAP numbers)

Fiscal 2015
First Quarter Ended
9/27/2014

Net Sales	$91.9
Reported Gross Profit	$19.4
Adjusted Gross Profit	$91.9
Reported Operating Income	$14.9
Adjusted Operating Income	$87.8

Reported Gross Margin	21.1%
Adjusted Gross Margin	100.0%
Reported Operating Margin	16.2%
Adjusted Operating Margin	95.6%

During the first quarter, the Company recognized $92 million of royalty revenue related to global sales of Multiple Sclerosis drug Tysabri®.

Reported gross and operating losses were impacted by $73 million of amortization expense. Operating expenses included administrative costs.

Closing

Excluding the charges outlined in Table III at the end of this release, the Company continues to expect fiscal 2015 adjusted earnings to be between $7.20 and $7.50 per diluted share as compared to $6.39 in fiscal 2014. This range implies a year-over-year growth rate in adjusted earnings of 13% to 17% over fiscal 2014's adjusted earnings per diluted share. The Company also expects fiscal 2015 reported earnings to be between $4.58 and $4.88 per diluted share as compared to $1.77 in fiscal 2014. A reconciliation to GAAP measures is attached in Table III.

Due to the announced acquisition of Omega Pharma, the conference call will now be available live at 8:30 a.m. (ET) via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 877-248-9413, International 973-582-2737, and reference ID#22247296. A taped replay of the call will be available beginning at approximately 1:00 p.m. (ET) Thursday, November 6, 2014, until midnight Friday, November 21, 2014. To listen to the replay, dial 855-859-2056, International 404-537-3406, and use access code 22247296.

From its beginnings as a packager of generic home remedies in 1887, Perrigo Company plc, headquartered in Ireland, has grown to become a leading global healthcare supplier. Perrigo develops, manufactures and distributes over-the-counter (OTC) and generic prescription (Rx) pharmaceuticals, nutritional products and active pharmaceutical ingredients (API), and has a specialty sciences business comprised of assets focused on the treatment of Multiple Sclerosis. The Company is the world's largest manufacturer of OTC healthcare products for the store brand market and an industry leader in pharmaceutical technologies. Perrigo's mission is to offer uncompromised "Quality Affordable Healthcare Products®," and it does so across a wide variety of product categories primarily in the United States, United Kingdom, Mexico, Israel and Australia, as well as more than 40 other key markets worldwide, including Canada, China and Latin America. Visit Perrigo on the Internet (http://www.perrigo.com).

Note: Certain statements in this report are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this report, including certain statements contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology.

Please see the Company's documents filed with the Securities and Exchange Commission, including the Company's annual reports filed on Form 10-K, quarterly reports on Form 10-Q, and any amendments hereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this document. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Arthur J. Shannon, Vice President, Investor Relations and Global Communications
(269) 686-1709
E-mail: ajshannon@perrigo.com

Bradley Joseph, Director, Investor Relations and Global Communications
(269) 686-3373
E-mail: bradley.joseph@perrigo.com

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Three Months Ended
	September 27, 2014	September 28, 2013
Net sales	$951.5	$933.4
Cost of sales	629.7	577.1
Gross profit	321.8	356.3

Operating expenses
Distribution	14.4	13.2
Research and development	36.6	32.3
Selling	50.4	50.2
Administration	81.5	78.8
Restructuring	1.7	2.1
Total operating expenses	184.6	176.6

Operating income	137.2	179.7

Interest expense, net	25.9	21.4
Other expense (income), net	2.7	1.0
Income before income taxes	108.6	157.3
Income tax expense	12.3	45.9
Net income	$96.3	$111.4

Earnings per share
Basic earnings per share	$0.72	$1.18
Diluted earnings per share	$0.72	$1.18

Weighted average shares outstanding
Basic	133.9	94.2
Diluted	134.4	94.7

Dividends declared per share	$0.105	$0.09

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in millions)

	Three Months Ended
	September 27, 2014	September 28, 2013

Net income	$96.3	$111.4
Other comprehensive income (loss):
Foreign currency translation adjustments	(63.8)	36.6
Change in fair value of derivative financial instruments, net of tax of ($1.1) million and ($4.6) million, respectively	(2.1)	(9.2)
Change in fair value of investment securities, net of tax of $0.3 million and $0 million, respectively	0.6	—
Change in post-retirement and pension liability adjustments, net of tax of $0 million and $0 million, respectively	—	(0.1)
Other comprehensive income (loss), net of tax	(65.3)	27.3
Comprehensive income	$31.0	$138.7

PERRIGO COMPANY PLC
CONSOLIDATED BALANCE SHEETS
(in millions)

	September 27, 2014	June 28, 2014
Assets
Current assets
Cash and cash equivalents	$891.5	$799.5
Investment securities	21.6	5.9
Accounts receivable, net of allowance for doubtful accounts of $2.6 million and $2.7 million, respectively	869.4	935.1
Inventories	656.8	631.6
Current deferred income taxes	64.6	62.8
Prepaid expenses and other current assets	130.1	116.0
Total current assets	2,634.0	2,550.9
Non-current assets
Property and equipment, net	761.7	779.9
Goodwill and other indefinite-lived intangible assets	3,503.0	3,543.8
Other intangible assets, net	6,671.8	6,787.0
Non-current deferred income taxes	28.5	23.6
Other non-current assets	182.0	195.0
Total non-current assets	11,147.0	11,329.3
Total assets	$13,781.0	$13,880.2
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$309.0	$364.3
Short-term debt	—	2.1
Payroll and related taxes	77.0	112.3
Accrued customer programs	274.5	256.5
Accrued liabilities	179.9	179.4
Accrued income taxes	31.7	17.4
Current deferred income taxes	4.3	1.1
Current portion of long-term debt	141.5	141.6
Total current liabilities	1,017.9	1,074.7
Non-current liabilities
Long-term debt, less current portion	3,050.8	3,090.5
Non-current deferred income taxes	708.7	727.9
Other non-current liabilities	286.9	293.4
Total non-current liabilities	4,046.4	4,111.8
Total liabilities	5,064.3	5,186.5
Commitments and contingencies
Shareholders’ equity
Controlling interest:
Preferred shares, $0.0001 par value, 10 million shares authorized	—	—
Ordinary shares, €0.001 par value, 10 billion shares authorized	6,685.2	6,678.2
Accumulated other comprehensive income	74.3	139.6
Retained earnings	1,957.2	1,875.1
	8,716.7	8,692.9
Noncontrolling interest	—	0.8
Total shareholders’ equity	8,716.7	8,693.7
Total liabilities and shareholders' equity	$13,781.0	$13,880.2

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	133.9	133.8

PERRIGO COMPANY PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Three Months Ended
	September 27, 2014	September 28, 2013
Cash Flows From (For) Operating Activities
Net income	$96.3	$111.4
Adjustments to derive cash flows
Depreciation and amortization	126.6	47.7
Share-based compensation	8.8	5.9
Unrealized loss on equity method investments	3.1	—
Non-cash restructuring charges	1.7	1.9
Income tax benefit from exercise of stock options	1.5	1.8
Excess tax benefit of stock transactions	(4.3)	(7.2)
Deferred income taxes	(20.1)	(14.6)
Subtotal	213.6	146.9
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	57.3	(45.7)
Inventories	(29.7)	(12.0)
Accounts payable	(32.5)	(67.6)
Payroll and related taxes	(34.9)	(8.6)
Accrued customer programs	18.1	27.5
Accrued liabilities	0.6	21.2
Accrued income taxes	14.6	34.6
Other	(12.0)	2.4
Subtotal	(18.5)	(48.2)
Net cash from (for) operating activities	195.1	98.7
Cash Flows From (For) Investing Activities
Additions to property and equipment	(31.7)	(40.4)
(Purchase) return of investment	(0.1)	—
Proceeds from sale of business	1.1	—
Proceeds from sale of land	—	4.6
Net cash from (for) investing activities	(30.7)	(35.8)
Cash Flows From (For) Financing Activities
Repayments of long-term debt	(39.5)	—
Cash dividends	(14.1)	(8.5)
Repurchase of common stock	(7.5)	(7.3)
Settlements of contingent consideration	(5.0)	—
Borrowings (repayments) of short-term debt, net	(2.1)	1.1
Issuance of common stock	2.6	3.5
Excess tax benefit of stock transactions	4.3	7.2
Deferred financing fees	—	(24.8)
Net cash from (for) financing activities	(61.3)	(28.8)
Effect of exchange rate changes on cash	(11.1)	2.6
Net increase (decrease) in cash and cash equivalents	92.0	36.7
Cash and cash equivalents, beginning of period	799.5	779.9
Cash and cash equivalents, end of period	$891.5	$816.6

Supplemental Disclosures of Cash Flow Information
Cash paid/received during the period for:
Interest paid	$5.2	$1.7
Interest received	$0.2	$0.2
Income taxes paid	$10.9	$22.1
Income taxes refunded	$0.5	$0.8

Table I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
Consolidated	September 27, 2014				September 28, 2013				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$951.5	$—		$951.5	$933.4	$—		$933.4	2%	2%
Cost of sales	629.7	100.5	(a)	529.2	577.1	23.5	(a)	553.7	9%	-4%
Gross profit	321.8	100.5		422.3	356.3	23.5		379.7	-10%	11%

Operating expenses
Distribution	14.4	—		14.4	13.2	—		13.2	9%	9%
Research and development	36.6	—		36.6	32.3	—		32.3	13%	13%
Selling	50.4	5.6	(a)	44.8	50.2	5.5	(a)	44.6	—%	—%
Administration	81.5	2.3	(a,b)	79.2	78.8	15.4	(a,b,d)	63.4	3%	25%
Restructuring	1.7	1.7	(c)	—	2.1	2.1	(c)	—	-18%	NM
Total operating expenses	184.6	9.6		175.0	176.6	23.1		153.5	5%	14%

Operating income	137.2	110.1		247.3	179.7	46.5		226.2	-24%	9%
Interest expense, net	25.9	—		25.9	21.4	2.8	(b)	18.7	20%	26%
Other expense (income), net	2.7	1.9	(e)	0.8	1.0	—		1.0	NM	NM
Income before income taxes	108.6	112.0		220.6	157.3	49.3		206.5	-31%	7%
Income tax expense	12.3	20.8	(f)	33.1	45.9	16.8	(f)	62.7	-73%	-47%
Net income	$96.3	$91.2		$187.5	$111.4	$32.5		$143.9	-14%	30%

Diluted earnings per share	$0.72			$1.40	$1.18			$1.52	-39%	-8%

Diluted weighted average shares outstanding	134.4			134.4	94.7			94.7	42%	42%

Selected ratios as a percentage of net sales**
Gross profit	33.8%			44.4%	38.2%			40.7%
Operating expenses	19.4%			18.4%	18.9%			16.4%
Operating income	14.4%			26.0%	19.3%			24.2%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
NM - Calculations are not meaningful

(a) Acquisition-related amortization
(b) Acquisition and integration-related charges
(c) Restructuring and other integration-related charges
(d) Litigation settlement of $2.5 million
(e) Equity method investment losses totaling $3.1 million and a $1.2 million investment distribution
(f) Total tax effect for non-GAAP pre-tax adjustments

Table II
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Consumer Healthcare	September 27, 2014				September 28, 2013				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$493.3	$—		$493.3	$538.5	$—		$538.5	-8%	-8%
Cost of sales	340.5	7.1	(a)	333.4	361.5	3.4	(a)	358.1	-6%	-7%
Gross profit	152.8	7.1		159.9	176.9	3.4		180.3	-14%	-11%
Operating expenses	87.5	4.0	(a,c)	83.5	87.0	2.7	(a,c)	84.3	1%	-1%
Operating income	$65.3	$11.1		$76.4	$89.9	$6.1		$96.0	-27%	-20%

Selected ratios as a percentage of net sales**
Gross profit	31.0%			32.4%	32.9%			33.5%
Operating expenses	17.7%			16.9%	16.2%			15.7%
Operating income	13.2%			15.5%	16.7%			17.8%

Nutritionals	September 27, 2014				September 28, 2013				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$125.3	$—		$125.3	$129.0	$—		$129.0	-3%	-3%
Cost of sales	91.8	3.1	(a)	88.7	98.2	3.1	(a)	95.1	-7%	-7%
Gross profit	33.4	3.1		36.5	30.8	3.1		33.9	8%	8%
Operating expenses	24.9	4.2	(a)	20.7	23.1	4.3	(a)	18.8	7%	10%
Operating income	$8.6	$7.3		$15.9	$7.7	$7.4		$15.1	12%	5%

Selected ratios as a percentage of net sales**
Gross profit	26.7%			29.2%	23.9%			26.3%
Operating expenses	19.9%			16.5%	17.9%			14.6%
Operating income	6.8%			12.6%	6.0%			11.7%

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Rx Pharmaceuticals	September 27, 2014				September 28, 2013				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$194.5	$—		$194.5	$203.6	$—		$203.6	-4%	-4%
Cost of sales	98.1	16.9	(a)	81.2	91.1	16.0	(a)	75.1	8%	8%
Gross profit	96.4	16.9		113.3	112.5	16.0		128.5	-14%	-12%
Operating expenses	31.7	0.2	(a)	31.5	29.4	4.0	(a,c,d)	25.4	8%	24%
Operating income	$64.7	$17.1		$81.8	$83.1	$20.0		$103.1	-22%	-21%

Selected ratios as a percentage of net sales**
Gross profit	49.6%			58.3%	55.2%			63.1%
Operating expenses	16.3%			16.2%	14.4%			12.5%
Operating income	33.3%			42.1%	40.8%			50.6%

	Three Months Ended
API	September 27, 2014				September 28, 2013				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$24.8	$—		$24.8	$43.2	$—		$43.2	-43%	-43%
Cost of sales	11.8	0.5	(a)	11.3	13.3	0.5	(a)	12.8	-11%	-12%
Gross profit	13.0	0.5		13.5	29.8	0.5		30.3	-56%	-55%
Operating expenses	5.9	—		5.9	7.4	—		7.4	-20%	-20%
Operating income	$7.1	$0.5		$7.6	$22.4	$0.5		$22.9	-69%	-67%

Selected ratios as a percentage of net sales**
Gross profit	52.3%			54.4%	69.1%			70.3%
Operating expenses	24.0%			24.0%	17.1%			17.1%
Operating income	28.3%			30.5%	52.0%			53.1%

Table II continued
PERRIGO COMPANY PLC
REPORTABLE SEGMENTS
RECONCILIATION OF NON-GAAP MEASURES
(in millions)
(unaudited)

	Three Months Ended
Specialty Sciences	September 27, 2014
	GAAP	Non-GAAP Adjustments		As Adjusted
Net sales	$91.9	$—		$91.9
Cost of sales	72.5	72.5	(a)	—
Gross profit	19.4	72.5		91.9
Operating expenses	4.5	0.4	(a)	4.1
Operating income	$14.9	$72.9		$87.8

Selected ratios as a percentage of net sales**
Gross profit	21.1%			100.0%
Operating expenses	4.9%			4.4%
Operating income	16.2%			95.6%

	Three Months Ended
Other	September 27, 2014				September 28, 2013				% Change
	GAAP	Non-GAAP Adjustments		As Adjusted	GAAP*	Non-GAAP Adjustments*		As Adjusted*	GAAP	As Adjusted
Net sales	$21.7	$—		$21.7	$19.1	$—		$19.1	14%	14%
Cost of sales	15.0	0.4	(a)	14.6	12.9	0.4	(a)	12.5	16%	17%
Gross profit	6.7	0.4		7.1	6.3	0.4		6.7	6%	6%
Operating expenses	5.8	—		5.8	5.0	—		5.0	16%	16%
Operating income	$0.9	$0.4		$1.3	$1.2	$0.4		$1.6	-25%	-19%

Selected ratios as a percentage of net sales**
Gross profit	30.9%			32.9%	32.4%			34.7%
Operating expenses	26.9%			26.9%	26.2%			26.2%
Operating income	4.0%			5.9%	6.2%			8.5%

* Amounts may not sum or cross-foot due to rounding
**Ratios as a % to net sales may not calculate due to rounding
NM - Calculations are not meaningful

(a) Acquisition-related amortization
(b) Acquisition and integration-related charges
(c) Restructuring and other integration-related charges
(d) Litigation settlement of $2.5 million
(e) Equity method investment losses totaling $3.1 million and a $1.2 million investment distribution
(f) Total tax effect for non-GAAP pre-tax adjustments

Table III
PERRIGO COMPANY PLC
FY 2015 GUIDANCE AND FY 2014 EPS
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Fiscal 2015 Guidance
FY15 reported diluted EPS range	$4.58 - $4.88
Acquisition-related amortization (1)	2.59
Restructuring and impairments	0.01
Acquisition-related costs	0.01
Losses on Elan equity method investments	0.02
Distributions from investments	(0.01)
FY15 adjusted diluted EPS range	$7.20 - $7.50

Fiscal 2014
FY14 reported diluted EPS	$1.77
Acquisition-related costs	2.06
Acquisition-related amortization (1)	1.93
Restructuring and impairments	0.34
Charges associated with litigation settlements	0.11
Losses on sales of investments	0.09
Losses on Elan equity method investments	0.06
Charges associated with write-offs of in-process R&D	0.03
Earnings associated with escrow settlement	(0.01)
Charge associated with contingent consideration adjustment	0.01
FY14 adjusted diluted EPS	$6.39

(1) Amortization of acquired intangible assets related to business combinations and asset acquisitions.